Exhibit 99.2

OMNIQ Corp. Announces Pricing of Public Offering

Salt Lake City, October 5, 2023 — OmniQ Corp. (Nasdaq: OMQS), (“OMNIQ Corp.” or the “Company”), a provider of Artificial Intelligence (AI)-based solutions, today announced the pricing of its underwritten public offering of an aggregate of 3,000,000 shares of its common stock (or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof). Each share of common stock (or Pre-Funded Warrant) is being sold at a public offering price of $1.00 per share (inclusive of the Pre-Funded Warrant exercise price). All of the shares and Pre-Funded Warrants in the offering are being sold by the Company. Total gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses, are expected to be approximately $3,000,000. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 450,000 shares of its common stock and/or Pre-Funded Warrants at the public offering price less discounts and commissions, to cover over-allotments. The offering is expected to close on October 11, 2023, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering primarily for working capital and general corporate purposes.

ThinkEquity is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-272877), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 6, 2023 and declared effective on July 5, 2023. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OmniQ Corp.:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments. OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals. The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $67.1 billion by 2028, and the Ticketless Safe Parking market, forecast to grow to $33.5 billion by 2032 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Forward Looking Statements:

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the public offering and the use of proceeds received in the public offering. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Relations:

IR@omniq.com